Exhibit 99.1

Rivian Releases Second Quarter 2024 Financial Results

•Company reaffirms all aspects of guidance for the year
•Announced technology joint venture with Volkswagen Group with a total deal size of up to $5 billion

Irvine, California, August 6, 2024: Rivian Automotive, Inc. (NASDAQ: RIVN) today announced its second quarter 2024 financial results, reaffirming all aspects of guidance for the year. During the second quarter, the company made significant progress driving greater cost efficiency, improving its products, further strengthening its balance sheet, validating the differentiated nature of its technology stack, and establishing new business opportunities. Execution during the quarter was strong with the completion of the retooling upgrade at the company’s plant in Normal, IL. As previously reported, the company produced 9,612 vehicles and delivered 13,790.

In June, Rivian and Volkswagen Group announced their intention to form an equally controlled and owned joint venture (JV) to create next-generation electrical architecture and best-in-class software technology. The partnership is anticipated to accelerate the development of software for Rivian and Volkswagen Group. It is planned to allow both companies to combine their complementary strengths and lower cost per vehicle by increasing scale and speeding up innovation globally. Rivian’s proven in-market zonal hardware design and integrated technology platform will serve as the foundation for future software development in the JV that will be applied to both companies’ electric vehicles. As part of the deal, Volkswagen Group has invested an initial $1 billion in Rivian, with $4 billion in planned additional investment, for a total expected deal size of $5 billion.

RJ Scaringe, Rivian Founder and CEO said:
“The second quarter has been a defining one for Rivian. We have demonstrated strong execution during the quarter with the plant retooling upgrade and launch of second generation R1 vehicles. The changes we made to the R1 platform have allowed us to reduce material and manufacturing costs, while simultaneously improving performance and capabilities. As a testament to our industry-leading technology stack, we also recently announced our proposed JV with Volkswagen Group. The technical workstream to prepare the integration of Rivian electrical architecture and software technology stack into Volkswagen Group products are moving along very well, and we expect to close the joint venture in the fourth quarter of this year. The output from our joint venture will see Rivian’s technology in vehicles all around the world, helping to create more consumer choice and speed up the transition away from fossil fuels.”

During the second quarter, the company introduced and started deliveries of the second generation R1 vehicles. The new R1 includes hundreds of design, engineering, and performance upgrades. These upgrades were made while also realizing significant improvements throughout the vehicle, positioning the platform for long-term profitability. Rivian also introduced two new in-house motor configurations; the Tri-Motor and the Quad-Motor. All motors on Rivian vehicles are now designed, engineered, and manufactured fully in-house. When compared against Rivian’s first generation outsourced Quad-Motor system,

Exhibit 99.1
the new Ascent Quad and Tri-Motor configurations are significantly lower in cost, quicker, and provide superior range.

Financial Highlights:

Revenues:
Total revenues for the second quarter of 2024 were $1,158 million, primarily driven by the delivery of 13,790 vehicles. Total revenues from the sale of regulatory credits were $17 million for the quarter.

Gross Profit:
Rivian generated negative gross profit of $(451) million for the second quarter of 2024 as compared to $(412) million for the second quarter of 2023.

Cost of revenues for the second quarter of 2024 included $59 million, or approximately $4,278 per vehicle delivered in the quarter, of costs we do not anticipate being part of our long-term cost structure. This was made up of $33 million of cost of revenue efficiency initiatives primarily related to certain supplier liabilities incurred and $26 million of accelerated depreciation associated with the updates made to our Normal Factory during the plant retooling upgrade.

Operating Expenses and Operating Loss:
Total operating expenses in the second quarter of 2024 grew to $924 million, as compared to $873 million in the same period last year.
In the second quarter of 2024, the company recognized a non-cash, stock-based compensation expense within operating expenses of $177 million as compared to $158 million in the second quarter of 2023 and depreciation and amortization expense within operating expenses of $71 million as compared to $63 million in the second quarter of 2023.

Fair Value Loss on Convertible Note, Net
Fair value loss on convertible note, net reflects the issuance and subsequent mark-to-market valuation of the unsecured convertible note issued to Volkswagen International America, Inc. in the second quarter of 2024.

Net Loss:
Rivian’s net loss for the second quarter of 2024 was $(1,457) million as compared to $(1,195) million for the same period last year.

Adjusted EBITDA (non-GAAP)*
Adjusted EBITDA* for the second quarter of 2024 was $(860) million as compared to $(861) million for the same period last year.

Capital Expenditures:
Capital expenditures for the second quarter of 2024 were $283 million, as compared to $255 million for the same period last year.

Exhibit 99.1
Liquidity:
Rivian ended the second quarter of 2024 with $7,867 million in cash, cash equivalents, and short-term investments. Including the capacity under its asset-based revolving-credit facility, the company ended the second quarter of 2024 with $9,179 million of total liquidity.

The second quarter of 2024’s ending cash, cash equivalents, and short-term investments balance of $7,867 million includes $1 billion of an unsecured convertible note issued to Volkswagen International America, Inc. in association with the announcement of our planned joint venture with Volkswagen Group. The remaining $4 billion of potential incremental investment from Volkswagen Group is subject to the completion of the definitive agreements, the achievement of certain milestones, and the receipt of regulatory approvals.

For further information please see Rivian’s latest shareholder letter at www.rivian.com/investors
The company will host an audio webcast to discuss its results and provide a business update at 2:00pm PT / 5:00pm ET on Tuesday August 6, 2024. The link to the webcast will be made available on the company’s Investor Relations website at rivian.com/investors. After the call, a replay will be available at rivian.com/investors for four weeks.  The letter is available on its investor relations website (https://rivian.com/investors).

Exhibit 99.1

Condensed Consolidated Balance Sheets

(in millions, except per share amounts)
(unaudited)

Assets	December 31, 2023	June 30, 2024
Current assets:
Cash and cash equivalents	$7,857	$5,763
Short-term investments	1,511	2,104
Accounts receivable, net	161	249
Inventory	2,620	2,583
Other current assets	164	258
Total current assets	12,313	10,957
Property, plant, and equipment, net	3,874	3,801
Operating lease assets, net	356	387
Other non-current assets	235	209
Total assets	$16,778	$15,354

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$981	$769
Accrued liabilities	1,145	895
Current portion of lease liabilities and other current liabilities	361	422
Total current liabilities	2,487	2,086
Long-term debt (includes $1,090 at fair value as of June 30, 2024)	4,431	5,526
Non-current lease liabilities	324	351
Other non-current liabilities	395	573
Total liabilities	7,637	8,536
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value; 10 shares authorized and 0 shares issued and outstanding as of December 31, 2023 and June 30, 2024	—	—
Common stock, $0.001 par value; 3,508 and 3,508 shares authorized and 968 and 1,008 shares issued and outstanding as of December 31, 2023 and June 30, 2024, respectively	1	1
Additional paid-in capital	27,695	28,279
Accumulated deficit	(18,558)	(21,461)
Accumulated other comprehensive income (loss)	3	(1)
Total stockholders' equity	9,141	6,818

Total liabilities and stockholders' equity	$16,778	$15,354

Exhibit 99.1

Condensed Consolidated Statements of Operations

(in millions, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2024	2023	2024
Revenues	$1,121	$1,158	$1,782	$2,362
Cost of revenues	1,533	1,609	2,729	3,340
Gross profit	(412)	(451)	(947)	(978)
Operating expenses
Research and development	444	428	940	889
Selling, general, and administrative	429	496	831	992
Total operating expenses	873	924	1,771	1,881
Loss from operations	(1,285)	(1,375)	(2,718)	(2,859)
Interest income	141	95	265	207
Interest expense	(54)	(75)	(92)	(150)
Fair value loss on convertible note, net	—	(90)	—	(90)
Other income (expense), net	3	(11)	2	(9)
Loss before income taxes	(1,195)	(1,456)	(2,543)	(2,901)
Provision for income taxes	—	(1)	(1)	(2)
Net loss	$(1,195)	$(1,457)	$(2,544)	$(2,903)
Net loss attributable to common stockholders, basic and diluted	$(1,195)	$(1,457)	$(2,544)	$(2,903)
Net loss per share attributable to Class A and Class B common stockholders, basic and diluted	$(1.27)	$(1.46)	$(2.72)	$(2.93)
Weighted-average common shares outstanding, basic and diluted	942	1,001	937	990

Exhibit 99.1

Consolidated Statements of Cash Flows

(in millions)
(unaudited)

	Six Months Ended June 30,
	2023	2024
Cash flows from operating activities:
Net loss	$(2,544)	$(2,903)
Depreciation and amortization	411	554
Stock-based compensation expense	364	427
Fair value loss on convertible note, net	—	90
Inventory LCNRV write-downs and losses on firm purchase commitments	220	53
Other non-cash activities	7	55
Changes in operating assets and liabilities:
Accounts receivable, net	(239)	(88)
Inventory	(1,190)	(125)
Other assets	(82)	(63)
Accounts payable and accrued liabilities	16	(257)
Other liabilities	155	234
Net cash used in operating activities	(2,882)	(2,023)

Cash flows from investing activities:
Purchases of short-term investments	(938)	(2,229)
Maturities of short-term investments	—	1,671
Capital expenditures	(538)	(537)
Net cash used in investing activities	(1,476)	(1,095)

Cash flows from financing activities:
Proceeds from issuance of capital stock including employee stock purchase plan	37	33
Proceeds from issuance of convertible notes	1,485	1,000
Other financing activities	(5)	(5)
Net cash provided by financing activities	1,517	1,028

Effect of exchange rate changes on cash and cash equivalents	2	(4)
Net change in cash	(2,839)	(2,094)
Cash, cash equivalents, and restricted cash—Beginning of period	12,099	7,857
Cash, cash equivalents, and restricted cash—End of period	$9,260	$5,763

Supplemental disclosure of non-cash investing and financing activities:
Capital expenditures included in liabilities	$338	$365
Capital stock issued to settle bonuses	$137	$179
Right-of-use assets obtained in exchange for operating lease liabilities	$27	$87

Reconciliation of Non-GAAP
Financial Measures

(in millions)
(unaudited)

Adjusted EBITDA[1]	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2024	2023	2024

Net loss	$(1,195)	$(1,457)	$(2,544)	$(2,903)
Interest income, net	(87)	(20)	(173)	(57)
Provision for income taxes	—	1	1	2
Depreciation and amortization	223	274	411	554
Stock-based compensation expense	181	194	364	427
Other expense (income), net	(3)	11	(2)	9
Fair value loss on convertible note, net	—	90	—	90
Cost of revenue efficiency initiatives	20	33	20	160
Restructuring expenses	—	—	42	30
Asset impairments and write-offs	—	14	—	30
Adjusted EBITDA (non-GAAP)	$(861)	$(860)	$(1,881)	$(1,658)

[1] The prior periods have been recast to conform to current period presentation.

About Rivian:

Rivian (NASDAQ: RIVN) is an American automotive manufacturer that develops and builds category-defining electric vehicles and accessories. The company creates innovative and technologically advanced products that are designed to excel at work and play with the goal of accelerating the global transition to zero-emission transportation and energy. Rivian vehicles are built in the United States and are sold directly to consumer and commercial customers. The company provides a full suite of services that address the entire lifecycle of the vehicle and stay true to its mission to keep the world adventurous forever. Whether taking families on new adventures or electrifying fleets at scale, Rivian vehicles all share a common goal — preserving the natural world for generations to come.

Learn more about the company, products, and careers at www.rivian.com.

Contacts:
Investors: ir@rivian.com

Media: Harry Porter: media@rivian.com

Forward-Looking Statements:
This press release and statements that are made on our earnings call contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All

Exhibit 99.1
statements contained in this press release and made on our earnings call that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our future operations, initiatives and business strategy, our cost reduction strategy and expectations regarding cost savings, our future financial results, vehicle profitability and future gross profits, our anticipated LCNRV charges, the planned use of our cash and cash equivalents, our future capital expenditures, the underlying trends in our business, our market opportunity, and our potential for growth, our production ramp and manufacturing capacity expansion and anticipated production levels, our expected future production and deliveries, our anticipated production and timing of launching the R2 platform in Normal, timing of construction at our Georgia site, scaling our service infrastructure, our expected future products and technology and product enhancements (including R2, R3, and R3X, as well as our next generation RAN charger), potential expansion of commercial van sales, including pilot programs for our commercial vans, revenue opportunities, and receipt of regulatory approvals, the parties entering into definitive agreements, the formation of the JV, the expected benefits from the partnership, the future investments in Rivian shares, and the investments related to the JV. These statements are neither promises nor guarantees and involve known and unknown risks, uncertainties, and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements, including, but not limited to: our history of losses as a growth-stage company and our limited operating history; we may underestimate or not effectively manage our capital expenditures and costs; we will require additional financing and capital to support our business; our ability to maintain strong demand for our vehicles and attract and retain a large number of customers; risks relating to the highly competitive automotive market, including competitors that may take steps to compete more effectively against us, including with respect to pricing and features, and impact of competition and macroeconomic conditions on product demand; consumers’ willingness to adopt electric vehicles; we may experience significant delays in the manufacture and delivery of our vehicles; we have experienced and could continue to experience cost increases or disruptions in supply of raw materials or other components used in our vehicles; our dependence on suppliers and volatility in pricing of components and raw materials; our ability to accurately estimate the supply and demand for our vehicles and predict our manufacturing requirements; our ability to maintain our relationship with one customer that has generated a significant portion of our revenues; we are highly dependent on the services and reputation of our Founder and Chief Executive Officer; our inability to manage our future growth effectively; our long-term results depend on our ability to successfully introduce and market new products and services; we may not succeed in establishing, maintaining, and strengthening our brand; our focus on delivering a high-quality and engaging Rivian experience may not maximize short-term financial results; risks relating to our distribution model; we rely on complex machinery, and production involves a significant degree of risk and uncertainty; our vehicles rely on highly technical software and hardware that could contain errors or defects; we may not successfully develop the complex software and technology systems needed to produce our vehicles; inadequate access to charging stations and not being able to realize the benefits of our charging networks; risks related to our use of lithium-ion battery cells; we have limited experience servicing and repairing our vehicles; the automotive industry and its technology are rapidly evolving and may be subject to unforeseen changes, and upgrades and adaptations to

Exhibit 99.1
our vehicles may increase our costs and capital expenditures and also require planned, temporary manufacturing shutdowns from time to time; risks associated with advanced driver assistance systems technology; the reduction or elimination of government and economic incentives for electric vehicles; we may not obtain government grants and other incentives for which we may apply; vehicle retail sales depend heavily on affordable interest rates and availability of credit; insufficient warranty reserves to cover warranty claims; future field actions, including product recalls, could harm our business; risks related to product liability claims; risks associated with international operations; our ability to attract and retain key employees and qualified personnel; our ability to maintain our culture; our business may be adversely affected by labor and union activities; risks associated with the ongoing military conflict between Russia and the Ukraine and in the Middle East; risks related to health epidemics, pandemics, and other outbreaks; our financial results may vary significantly from period to period; we have incurred a significant amount of debt and may incur additional indebtedness; our vehicles may not operate properly; risks related to third-party vendors for certain product and service offerings; potential conflicts of interest involving our principal stockholders or their affiliates; risks associated with exchange rate and interest rate fluctuations; breaches in data security, failure of information security systems, cyber-attacks or other security or privacy-related incidents could harm our business; risk of intellectual property infringement claims; our use of open source software in our applications could subject our proprietary software to general release; our ability to prevent unauthorized use of our intellectual property; risks related to governmental regulation and legal proceedings; delays, limitations and risks related to permits and approvals required to operate or expand operations; our internal control over financial reporting; and the other factors described in our filings with the SEC. These factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, except as may be required by law, we disclaim any obligation to do so, even if subsequent events cause our views to change.

*Non-GAAP Financial Measures
In addition to our results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), we review financial measures that are not calculated and presented in accordance with GAAP (“non-GAAP financial measures”). We believe our non-GAAP financial measures are useful in evaluating our operating performance. We use the following non-GAAP financial information, collectively, to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors, because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP measures used by other companies. A reconciliation of each historical non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP is

Exhibit 99.1
provided above. Reconciliations of forward- looking non-GAAP financial measures are not provided because we are unable to provide such reconciliations without unreasonable effort due to the uncertainty regarding, and potential variability of, certain items, such as stock-based compensation expense and other costs and expenses that may be incurred in the future. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

Our non-GAAP financial measures include adjusted EBITDA defined as net loss before interest expense (income), net, provision for income taxes, depreciation and amortization, stock-based compensation, other (expense) income, net, and special items. Our management team ordinarily excludes special items from its review of the results of the ongoing operations. Special items is comprised of (i) cost of revenue efficiency initiatives which include costs incurred as we transition between major vehicle programs, cost incurred for negotiations with major suppliers regarding changing demand forecasts or design modifications and other costs for enhancing capital and cost optimization of the Company (ii) restructuring expenses for significant actions taken by the Company, (iii) significant asset impairments and write-offs, and (iv) other items that we do not necessarily consider to be indicative of earnings from ongoing operating activities, including fair value gain or loss on convertible note, net.